UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2021
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street
Boston	Massachusetts	02111
(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code:	(617)	786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share

Depositary Shares, each representing a 1/4,000th ownership interest in a share of	STT.PRG	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

As described below, we have resolved, or agreed to resolve, certain outstanding claims and investigations arising from our previously disclosed determination in 2015 that we had incorrectly invoiced clients for certain expenses.
On May 13, 2021, we agreed with the Office of the United States Attorney for the District of Massachusetts (the “USAO”) to resolve potential criminal claims arising from these matters by entering into a Deferred Prosecution Agreement (the “DPA”) and paying $115 million in penalty. In the DPA, we admitted facts which the USAO may use to establish the criminal violation described in a criminal Information it filed in the United States District Court for the District of Massachusetts, but only if we breach the DPA. The term of the DPA is two years from date of entry, although the term may be lengthened by agreement with the USAO or if we breach the DPA, and may be shortened by agreement with the USAO. If we do not breach the DPA, the Information and related charges will be dismissed six months after the DPA expires. The DPA also requires that we maintain an independent compliance and ethics monitor during its term. The DPA is filed with this Form 8-K as Exhibit 10.1, and the description of the DPA in this Form 8-K is qualified in its entirety by such Exhibit 10.1.
In May 2021, we agreed to pay $2.65 million to resolve a purported class action that had been commenced against us in March 2017 alleging that we had violated duties owed to retirement plan customers under the Employee Retirement Income Security Act.
In April 2021, we agreed, subject to court approval, to resolve a derivative complaint against certain of our past and present officers and directors to recover alleged losses incurred by us relating to the invoicing matter and to another previously disclosed matter by agreeing to take, or to continue to take, specified steps calculated to improve State Street’s ongoing governance, compliance and culture improvement efforts, and to pay a fee to plaintiff’s counsel.
The costs that we expect to incur in connection with the resolution of the matters described above are within our established accruals for loss contingencies.
We previously disclosed that we had resolved separate claims of the United States Securities and Exchange Commission, Massachusetts Attorney General and the Securities Divisions of the Secretaries of State of Massachusetts and New Hampshire relating to the above matters. We have not resolved claims that may be made by the U.S. Department of Labor or other regulators concerning retirement plans. We do not know whether any such claims will be brought, and there can be no assurance that any settlement of any such claims will be reached on financial or other terms acceptable to us or at all.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

	10.1	Deferred Prosecution Agreement dated May 13, 2021 between State Street Corporation and the Office of the United States Attorney for the District of Massachusetts
*	104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan,
		Title:	Executive Vice President, General Counsel and Secretary
Date:	May 14, 2021